Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542

Bel Reports Second Quarter 2022 Results

Sixth Consecutive Quarter of Year-over-Year Sales Growth

JERSEY CITY, NJ, Wednesday, July 27, 2022 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the second quarter of 2022.

Second Quarter 2022 Highlights

•	Net sales of $170.6 million, up 22.9% from Q2-21
•	Gross profit margin of 26.6%, up from 24.7% in Q2-21
•	Net earnings of $17.0 million versus $7.9 million in Q2-21
•	Adjusted EBITDA of $19.1 million, representing a 65% increase compared to Q2-21
•	Record quarterly bookings of $226 million led to quarter-end backlog of orders of $580 million, an increase in backlog of 24% from December 31, 2021

“The second quarter was record breaking in many ways, marking the highest Net Sales and Adjusted EBITDA in Bel’s history. Bookings and backlog also set an all-time high in the second quarter, both in terms of dollar level of orders received and margin profile of those orders. Commercial aerospace continued to rebound with sales of $7.8 million for the quarter, an increase of 43% from last year's second quarter. The e-Mobility end market saw 89% growth in Q2 year-over-year, resulting in sales of $6.7 million for the second quarter of 2022. Our team is crucial to driving this performance by embracing our strategic plan and I very much appreciate their efforts,” stated Dan Bernstein, President and CEO.

Farouq Tuweiq, CFO, added, “The strategic initiatives we put in place are translating into unprecedented new milestones for Bel as we continue with our transformation. Our focus remains on higher-margin revenue, operational efficiencies and investing in the future. Talent, technology and product development are the keys to our future success. Given our achievements to date and current backlog, we are confident about Bel’s near and long-term prospects.”

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude a gain on sale of property, restructuring charges and acquisition-related costs. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, July 28, 2022 to discuss these results. To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of 20 days at this same Internet address. For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13731321 after 11:30am ET, also for 20 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits. These products are primarily used in the networking, telecommunications, computing, high-speed data transmission, military, commercial aerospace, transportation, and e-Mobility industries. Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets. Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies). The Company operates facilities around the world.

Company Contact:

Farouq Tuweiq

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

Forward-Looking Statements

Non-historical information contained in this press release (including the statements regarding expressions about management’s confidence and management’s expectations and beliefs about our business, products, market conditions and financial position, performance and results; management’s expectations and beliefs about trends involving bookings, backlog and margin, demand and sales channels, and ongoing or future performance of particular business units or product lines; management’s plans, intentions, objectives and beliefs with respect to strategic initiatives, and matters of business strategy generally, and the desired effects and intended results thereof; management’s expectations, intentions and beliefs about our focus on higher-margin revenue, operational efficiencies and investing in the future and about our talent, technology and product development and their role in our future success; and management’s expectations and beliefs regarding our near and long-term prospects and financial condition and performance generally) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; the impact of public health crises (such as the governmental, social and economic effects of COVID-19); the effects of rising input costs, and cost changes generally; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with our international operations, including our substantial manufacturing operations in China; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. legal and regulatory requirements, including tax laws, trade and tariff policies; and the risk factors detailed from time to time in the Company's Securities and Exchange Commission (“SEC”) reports, including in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in subsequent reports. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

Non-GAAP Financial Measures

The non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP"). These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation. We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net sales	$170,572	$138,741	$307,290	$249,385
Cost of sales	125,120	104,537	227,879	190,241
Gross profit	45,452	34,204	79,411	59,144
As a % of net sales	26.6%	24.7%	25.8%	23.7%

Research and development costs	4,661	5,464	9,505	10,384
Selling, general and administrative expenses	23,965	21,828	44,992	43,569
As a % of net sales	14.0%	15.7%	14.6%	17.5%
Restructuring charges	31	277	31	277
Gain on sale of property	-	-	-	(6,175)

Income from operations	16,795	6,635	24,883	11,089
As a % of net sales	9.8%	4.8%	8.1%	4.4%

Interest expense	(779)	(721)	(1,467)	(1,523)
Other income/expense, net	(1,724)	113	(2,496)	660
Earnings before income taxes	14,292	6,027	20,920	10,226

Benefit from income taxes	(2,746)	(1,853)	(1,182)	(854)
Effective tax rate	-19.2%	-30.7%	-5.7%	-8.4%
Net earnings	$17,038	$7,880	$22,102	$11,080
As a % of net sales	10.0%	5.7%	7.2%	4.4%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,144	2,145	2,145	2,145
Class B common shares - basic and diluted	10,362	10,237	10,368	10,220

Net earnings per common share:
Class A common shares - basic and diluted	$1.30	$0.61	$1.68	$0.85
Class B common shares - basic and diluted	$1.37	$0.64	$1.78	$0.91

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$65,830	$61,756
Accounts receivable, net	98,777	87,135
Inventories	160,593	139,383
Other current assets	35,902	40,742
Total current assets	361,102	329,016
Property, plant and equipment, net	36,105	38,210
Right-of-use assets	24,234	21,252
Goodwill and other intangible assets, net	81,334	87,646
Other assets	39,585	35,722
Total assets	$542,360	$511,846

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$70,020	$65,960
Operating lease liability, current	7,251	6,880
Other current liabilities	51,479	39,172
Total current liabilities	128,750	112,012
Long-term debt	112,500	112,500
Operating lease liability, long-term	17,065	14,668
Other liabilities	58,050	63,923
Total liabilities	316,365	303,103
Stockholders' equity	225,995	208,743
Total liabilities and stockholders' equity	$542,360	$511,846

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

GAAP Net earnings	$17,038	$7,880	$22,102	$11,080
Interest expense	779	721	1,467	1,523
Benefit from income taxes	(2,746)	(1,853)	(1,182)	(854)
Depreciation and amortization	4,015	4,267	8,316	8,478
EBITDA	$19,086	$11,015	$30,703	$20,227
% of net sales	11.2%	7.9%	10.0%	8.1%

Unusual or special items:
Gain on sale of property	-	-	-	(6,175)
Restructuring charges	31	277	31	277
Acquisition-related costs	-	317	-	483

Adjusted EBITDA	$19,117	$11,609	$30,734	$14,812
% of net sales	11.2%	8.4%	10.0%	5.9%

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, except per share amounts)
(unaudited)

The following tables detail the impact of certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the condensed consolidated statements of operations.

	Three Months Ended June 30, 2022					Three Months Ended June 30, 2021
Reconciling Items	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$14,292	$(2,746)	$17,038	$1.30	$1.37	$6,027	$(1,853)	$7,880	$0.61	$0.64
Items included in SG&A expenses:
Acquisition-related costs	-	-	-	-	-	317	73	244	0.02	0.02
Restructuring charges	31	4	27	-	-	277	40	237	0.02	0.02
Non-GAAP measures	$14,323	$(2,742)	$17,065	$1.30	$1.38	$6,621	$(1,740)	$8,361	$0.64	$0.68

	Six Months Ended June 30, 2022					Six Months Ended June 30, 2021
Reconciling Items	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$20,920	$(1,182)	$22,102	$1.68	$1.78	$10,226	$(854)	$11,080	$0.85	$0.91
Items included in SG&A expenses:
Acquisition-related costs	-	-	-	-	-	483	111	372	0.03	0.03
Gain on sale of property	-	-	-	-	-	(6,175)	-	(6,175)	(0.48)	(0.50)
Restructuring charges	31	4	27	-	-	277	40	237	0.02	0.02
Non-GAAP measures	$20,951	$(1,178)	$22,129	$1.69	$1.79	$4,811	$(703)	$5,514	$0.42	$0.45

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.